  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1998

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                      SECURITY CAPITAL GROUP INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
               MARYLAND                              36-3692698
       (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION
                                                       NUMBER)
                125 LINCOLN AVENUE, SANTA FE, NEW MEXICO 87501
                                (505) 982-9292
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                          JEFFREY A. KLOPF, SECRETARY
                125 LINCOLN AVENUE, SANTA FE, NEW MEXICO 87501
                                (505) 982-9292
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              COPY OF SERVICE TO:
                             EDWARD J. SCHNEIDMAN
                             MAYER, BROWN & PLATT
               190 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60603
                                (312) 782-0600
                                --------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
                        CALCULATION OF REGISTRATION FEE
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
TITLE OF EACH CLASS OF SECURITY TO BE REGISTERED  PROPOSED MAXIMUM AGGREGATE
                                                        OFFERING PRICE         AMOUNT OF REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------
Debt Securities................................               (2)                           --
------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.01 per share......               (2)                           --
------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.01 per
 share.........................................             (2)(3)                          --
------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $.01 per
 share.........................................             (2)(3)                          --
------------------------------------------------------------------------------------------------------------
Securities Warrants............................             (2)(3)                          --
------------------------------------------------------------------------------------------------------------
Total..........................................         $1,000,000,000                   $295,000
------------------------------------------------------------------------------------------------------------

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(1) Pursuant to Rule 457(o) under the Securities Act of 1933, the registration fee has been calculated on the basis of the maximum aggregate offering price of all the securities listed.
(2) In no event will the aggregate offering price of Debt Securities,
    Preferred Stock, Common Stock and Securities Warrants registered under this registration statement exceed $1,000,000,000.
(3) There is hereby registered such indeterminate amount of Common Stock as may be issued upon exercise of Securities Warrants and upon conversion of Preferred Stock registered hereunder. No separate consideration will be received for Common Stock issued in exchange for, or upon conversion of, Debt Securities or Preferred Stock. Also registered is an indeterminate amount of Preferred Share Purchase Rights associated with such Common Stock.
                                --------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
     SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED SEPTEMBER 30, 1998

PROSPECTUS

                                 $1,000,000,000

                      SECURITY CAPITAL GROUP INCORPORATED

   DEBT SECURITIES, PREFERRED SHARES, COMMON SHARES, SECURITIES WARRANTS AND
                                     RIGHTS

  Security Capital Group Incorporated ("Security Capital") may from time to time offer and sell in one or more series (i) its unsecured debt securities ("Debt Securities"), which may be senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities");
(ii) shares of its preferred stock, par value $.01 per share ("Preferred Shares"); (iii) shares of its Class A Common Stock, par value $.01 per share (the "Class A Shares"), and Class B Common Stock, par value $.01 per share (the "Class B Shares"; and together with the Class A Shares, the "Common Shares"); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), warrants to purchase Preferred Shares (the "Preferred Shares Warrants") and warrants to purchase Common Shares (the "Common Shares Warrants"), with an aggregate public offering price of up to $1,000,000,000, on terms to be determined by market conditions at the time of offering. In addition, Security Capital may issue in the form of a dividend, shareholder purchase rights entitling owners of Common Shares to subscribe for and purchase Common Shares (the "Rights"). The Debt Securities Warrants, the Preferred Shares Warrants and the Common Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Common Shares, Securities Warrants and Rights (collectively, the "Offered Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, if applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking as Senior Debt Securities or as Subordinated Debt Securities, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of Security Capital or repayment at the option of the holder, terms of any sinking fund payments, and the initial public offering price, along with any other relevant specific terms;
(ii) in the case of Preferred Shares, the designation, any liquidation, dividend, redemption, conversion, voting and other rights, and the initial public offering price, along with any other relevant specific terms; (iii) in the case of Common Shares, the initial public offering price; and (iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability, along with any other relevant specific terms. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case in accordance with the terms of the Articles of Amendment and Restatement of Security Capital (the "Charter").

  The applicable Prospectus Supplement will also contain information, if applicable, about certain U.S. Federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

  The Offered Securities may be offered directly by Security Capital, through agents designated from time to time by Security Capital or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is        , 1998

                             AVAILABLE INFORMATION

  Security Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Security Capital can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site which contains such reports, proxy and information statements and other information at http://www.sec.gov. Security Capital's outstanding Class A Shares and Class B Shares are listed on the NYSE under the symbols "SCZ.A" and "SCZ.B", respectively, and all reports, proxy and information statements and other information concerning Security Capital may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

  Security Capital has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document which is filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement will be deemed qualified in its entirety by such reference.

                          INCORPORATION BY REFERENCE

  The following documents filed by Security Capital with the Commission (File No. 1-13355) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

  (1) Security Capital's Annual Report on Form 10-K for the year ended December 31, 1997;

  (2) Security Capital's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

  (3) The description of the Common Shares included in Security Capital's Registration Statement on Form 8-A; and

  (4) The description of Security Capital's preferred share purchase rights included in Security Capital's Registration Statement on Form 8-A.

  All documents subsequently filed by Security Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby will be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Security Capital will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference in such information). Requests should be directed to Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501 Attention:
Secretary, telephone (505) 982-9292.

                      SECURITY CAPITAL GROUP INCORPORATED

  SECURITY CAPITAL, a Maryland corporation, is a global real estate research, investment and operating management company. Security Capital operates its businesses through two divisions. The Capital Division generates EBDADT (earnings before depreciation, amortization and deferred taxes) principally from its pro rata ownership of public and private strategic real estate operating company investments. The Services Division derives EBDADT through service fees from the Real Estate Research Group, Global Capital Management Group and Financial Services Group.

  The CAPITAL DIVISION'S Global Strategic Group ("GSG") provides business strategy and operating and capital deployment oversight to the companies in which Security Capital has direct and indirect strategic ownership positions. Since its inception, GSG has directed significant expenditures, both in the U.S. and internationally, in research and development to create new, fully integrated, value-added operating companies with proprietary customer-delivery systems. GSG works closely with the management of affiliated public and private start-up investees to ensure their long-term sustainable cash flow growth. GSG oversees strategic investments in public and private real estate operating companies focused on international distribution, multifamily communities, neighborhood infill shopping centers, urban infill retail, parking, corporate office, self-storage, hotels, corporate extended-stay lodging, assisted-living residential communities, manufactured housing communities and residential properties. GSG also oversees several new niche businesses that are currently at various stages of research and development.

  The SERVICES DIVISION'S Real Estate Research Group ("RERG") conducts proprietary real estate research and provides analysis of long-term market conditions and short-term trends to Security Capital's direct and indirect investees. The Global Capital Management Group ("GCMG") manages capital invested in real estate securities with both short to intermediate-term and long-term investment objectives. The Financial Services Group ("FSG") provides administrative and capital markets services to various affiliated operating companies and investment entities.

  Management believes the global real estate industry is experiencing a transition from ownership in "passive hands" to becoming a securitized industry with a focus on capital allocation and operating management. As public real estate investment enterprises become more prevalent, a greater percentage of the industry's new capital is moving to publicly traded, fully integrated, value-added operating companies. Securitized holdings offer significant benefits to institutional and retail investors, including enhanced liquidity, real-time pricing and the opportunity for optimal growth and sustainable competitive rates of return. Security Capital's strategy is to create the optimal organization to lead and profit from real estate securitization.

  The principal offices of Security Capital and its directly owned affiliates are in Atlanta, Brussels, Chicago, Denver, El Paso, London, Luxembourg, New York, San Francisco and Santa Fe. Security Capital's executive offices are located at 125 Lincoln Avenue, Santa Fe, New Mexico 87501, and its telephone number is (505) 982-9292. Security Capital is a Maryland corporation.

                                USE OF PROCEEDS

  Unless otherwise described in the applicable Prospectus Supplement, Security Capital intends to use the net proceeds from the sale of the Offered Securities for the allocation of capital to new businesses, for the repayment of certain outstanding indebtedness at such time and for general corporate purposes.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED SHARE DIVIDENDS

  For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                    SIX MONTHS
                                                                      ENDED
                                         YEAR ENDED DECEMBER 31,     JUNE 30,
                                       --------------------------- ------------
                                       1993 1994 1995(A) 1996 1997 1997 1998(B)
                                       ---- ---- ------- ---- ---- ---- -------
   Ratio of earnings to combined
    fixed charges and Preferred Share
    dividends........................  3.1  1.2    0.8   0.8  0.8  0.4    1.7

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring the Services Division from a related party.
(b) Excludes a one-time non-cash dividend of $19.8 million incurred in conjunction with the exchange by the holder thereof of Security Capital's Series A Preferred Shares for its Series B Preferred Shares.

                      RATIO OF EARNINGS TO FIXED CHARGES

  For the purpose of computing these ratios, (i) "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and (ii) "fixed charges" consist of interest on borrowed funds (including capitalized interest) and amortization of debt discount and expense.

                                                                         SIX
                                                                       MONTHS
                                                                        ENDED
                                            YEAR ENDED DECEMBER 31,   JUNE 30,
                                          --------------------------- ---------
                                          1993 1994 1995(A) 1996 1997 1997 1998
                                          ---- ---- ------- ---- ---- ---- ----
   Ratio of earnings to fixed charges.... 3.1  1.2    0.8   0.8  0.8  0.5  2.0

--------
(a) Excludes a one-time non-cash expense item ($158.4 million) incurred in acquiring the Services Division from a related party.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which this Prospectus and any applicable Prospectus Supplement may relate. The Senior Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Senior Indenture"), between Security Capital and State Street Bank and Trust Company, as trustee (the "Trustee"). The Subordinated Debt Securities will be issued under an Indenture, as amended or supplemented from time to time (the "Subordinated Indenture"), between Security Capital and the Trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture". The forms of Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part and are available at the corporate trust office of the Trustee at Two International Place, Boston, Massachusetts 02110 or as described above under "Available Information." The Indentures are subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made hereunder relating to the Indentures and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities. All section references appearing herein are to sections of the applicable Indenture, and capitalized terms used but not defined herein have the respective meanings set forth in the applicable Indenture.

GENERAL

  The Debt Securities will be direct, unsecured obligations of Security Capital and will constitute Senior Debt Securities and/or Subordinated Debt Securities. The Debt Securities effectively will be subordinated to the secured indebtedness of Security Capital and the indebtedness and other liabilities of Security Capital's subsidiaries and companies in which Security Capital has a direct or indirect investment to the extent of the assets of those subsidiaries and companies. Security Capital and its subsidiaries may incur additional indebtedness, subject to provisions limiting the incurrence of additional indebtedness contained in specific Debt Securities, as described in any applicable Prospectus Supplement.

  The Indentures provide that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Security Capital (the "Board") or as established in one or more indentures supplemental to the Indentures.

  Reference is made to the Prospectus Supplement relating to the Debt Securities offered thereby for the specific terms of such Debt Securities, including:

  (1) the title of such Debt Securities;

  (2) any limit on the aggregate principal amount of such Debt Securities;

  (3) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

  (4) the rate or rates, or the method by which such rate or rates will be determined, at which such Debt Securities will bear interest, if any, and the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates (as defined) on which any such interest will be payable, the Regular Record Dates (as defined), if any, for such Interest Payment Dates, or the method by which such dates will be determined, and the basis on which interest will be calculated if other than a 360-day year comprised of twelve 30-day months;

  (5) the place or places where the principal of (and premium or Make-Whole Amount (as defined), if any, on) and interest and Additional Amounts (as defined), if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or on Security Capital in respect of such Debt Securities and the Indentures may be served;

  (6) the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions on which, such Debt Securities may be redeemed, in whole or in part, at the option of Security Capital, if Security Capital is to have such an option;

  (7) the obligation, if any, of Security Capital to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions on which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  (8) if other than denominations of $1,000 and any integral multiple thereof, the denomination in which such Debt Securities will be issuable;

  (9) if other than the Trustee, the identity of the Security Registrar (as defined) and Paying Agent (as defined);

  (10) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or the method for determining such portion;

  (11) if other than U.S. dollars, the currency or currencies in which the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are denominated and payable;

  (12) whether the amount of payments of the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currency or currencies, commodities, equity indices or other indices) and the manner in or which such amounts will be determined;

  (13) if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

  (14) the terms, if any, upon which Debt Securities may be convertible into Common Shares, Preferred Shares or Debt Securities of another series of Security Capital and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

  (15) whether the principal of (and premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of Security Capital or a Holder, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

  (16) provisions, if any, granting special rights to the Holders of such Debt Securities upon the occurrence of such events as may be specified;

  (17) any deletions from, modifications of or additions to the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indentures;

  (18) whether such Debt Securities are to be issuable in permanent global form, and, if so, whether beneficial owners of interests in any such permanent Global Security (as defined) may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, and the identity of the Depository (as defined) for such series;

  (19) the Person to whom any interest on any Debt Security is payable, if other than the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date for such interest;

  (20) the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indentures to such Debt Securities and any provisions in modification thereof, in addition thereto or in lieu thereof;

  (21) if such Debt Securities are to be issuable in definitive form only upon receipt of certificates, documents or conditions, the form and terms of such certificates, documents or conditions;

  (22) whether and under what circumstances Security Capital will pay Additional Amounts as contemplated in the Indentures on such Debt Securities to any Holder who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether Security Capital will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

  (23) the ranking of such Debt Securities as Senior Debt Securities or Subordinated Debt Securities; and

  (24) any other terms of such Debt Securities not inconsistent with the provisions of the Indentures (Section 301), including financial covenants, if any.

  The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). Special U.S. Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Under the Indentures, Security Capital will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (Section 301).

  Except as described in any applicable Prospectus Supplement, the Indentures do not contain any other provisions which would limit the ability of Security Capital to incur indebtedness or which would afford Holders of Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving Security Capital, the management of Security Capital, or any affiliate of any such party, (ii) a change of control or (iii) a reorganization, restructuring, merger or similar transaction involving Security Capital which may adversely affect the Holders of the Debt Securities. However, Security Capital's Charter limits beneficial ownership of the Common Shares, by a single holder or a group of holders, to 9.8% of the number of Common Shares or value of Common Shares, with certain exceptions. See "Description of Common Shares--Restriction on Size of Holdings of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Security Capital which are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form, other than Debt Securities issued in global form (which may be in any denomination), will be issued only in denominations of $1,000 and integral multiples thereof (Section 302).

PRINCIPAL AND INTEREST

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any, on) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, initially located at Two International Place, Boston, Massachusetts 02110; provided that, at the option of Security Capital, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the U.S. (Sections 301, 305, 306, 307 and 1002).

  If any Interest Payment Date, Principal Payment Date or the Maturity Date (as such terms are defined) falls on a day which is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date such payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or Principal Payment Date, as the case may be, through and including such next Business Day (Section 113). "Business Day" means any day, other than a Saturday or Sunday, on which banks in Boston, Massachusetts are not required or authorized by law or executive order to close. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which will be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indentures (Section 307).

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Indentures provide that Security Capital will not consolidate or merge with or into (whether or not Security Capital is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Security Capital in one or more related transactions, to another Person unless (i) the surviving Person or the Person formed by or surviving that consolidation or merger (if other than Security Capital) or to which that sale, assignment, transfer, lease, conveyance or other disposition was made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes all the obligations of Security Capital under the Debt Securities and the Indentures pursuant to supplemental indentures in form reasonably satisfactory to the Trustee; and (iii) immediately before and after giving effect to that transaction and treating any indebtedness which becomes an obligation of Security Capital as a result of that transaction as having been incurred by Security Capital at the time of the transaction, no Event of Default and no event which, after notice or the lapse of time, or both, would become an Event of Default has occurred and is continuing; and (iv) an officer's certificate and legal opinion covering such conditions are delivered to the Trustee (Sections 801 and 803).

CERTAIN COVENANTS

  Existence. Except as permitted under "Merger, Consolidation or Sale of Assets," Security Capital will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (Charter and statutory) and franchises; provided, however, that Security Capital will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1004).

  Maintenance of Properties. Security Capital will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Security Capital may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Security Capital and its Subsidiaries are not prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1005).

  Insurance. Security Capital will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their full insurable value with financially sound and reputable insurance companies (Section 1006).

  Payment of Taxes and Other Claims. Security Capital will pay or discharge or cause to be paid or discharged, before the same becomes delinquent, (i) all taxes, assessments and governmental charges levied or imposed on it or any Subsidiary or on the income, profits or property of Security Capital or any Subsidiary and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien on the property of Security Capital or any Subsidiary; provided, however, that Security Capital will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1007).

  Reports. The Indentures provide that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any of the Debt Securities are outstanding, Security Capital will furnish to Holders of such Debt Securities (i) all quarterly and financial information which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Security Capital were required to file those Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Security Capital's independent public accountants and (ii) all current reports which would be required to be filed with the

Commission on Form 8-K if Security Capital were required to file those reports. In addition, whether or not required by the rules and regulations of the Commission, Security Capital will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request. Security Capital's obligations to provide financial information and reports will be deemed satisfied to the extent Security Capital provides the Trustee with a sufficient number of reports for the Trustee to provide or make available such reports to the Holders. The Trustee, at Security Capital's expense and written direction, shall promptly mail copies or otherwise make available to the Holders all such reports (1008).

ADDITIONAL COVENANTS AND/OR MODIFICATIONS TO THE COVENANTS DESCRIBED ABOVE

  Any additional covenants of Security Capital and/or modifications to the covenants described above with respect to any Debt Securities or series thereof will be set forth in a supplement to the applicable Indenture and described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

  The Indentures provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default which continues for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (iii) default in making any sinking fund payment as required for any Debt Security of such series;
(iv) default in the performance, or breach, of any other covenant or warranty of Security Capital contained in the applicable Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (v) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Security Capital or any Significant Subsidiary of Security Capital (or the payment of which is guaranteed by Security Capital or any Significant Subsidiary of Security Capital), whether that indebtedness or guarantee exists on the date of the applicable Indenture or is thereafter created, which default after the termination of any applicable grace or cure period, (a) constitutes a Payment Default or (b) results in the acceleration of that indebtedness prior to its express maturity and, in each case, the principal amount of any indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or which has been so accelerated, aggregates $25 million or more; provided that, in calculating the aggregate principal amount of any such Indebtedness, the Hedging Obligations of any Person under which there has been a Payment Default or which has been so accelerated shall not be netted against any other Hedging Obligation of that Person; (vi) failure by Security Capital or any Significant Subsidiary of Security Capital to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to Security Capital or any Significant Subsidiary of Security Capital; and (viii) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501). The term "Significant Subsidiary" means a Subsidiary which otherwise meets the tests ascribed to the term in Regulation S-X promulgated by the Commission under the Securities Act, except that the tests therein shall be based on 20% of total assets or income instead of 10% unless Security Capital owns or controls, directly or indirectly, at least 75% of the voting power of the Subsidiary's shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (with that percentage to be calculated on a fully diluted basis) in which case the tests shall be based on 10% of total assets or income.

  If an Event of Default under either of the Indentures with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all of the Outstanding Debt Securities of such series has already become due and payable, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series may declare the principal (or, if the

Debt Securities of such series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of such series to be due and payable immediately by written notice thereof to Security Capital and to the Trustee (if given by the Holders); provided, that in the case of an Event of Default described in clause (vii) at the preceding paragraph, acceleration is automatic. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (i) Security Capital has paid or deposited with the Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities of such series, plus reasonable compensation, expenses, disbursements and advances of the Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, with respect to Debt Securities of such series have been cured or waived as provided in the applicable Indenture (Section 502). Each of the Indentures also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or
(ii) in respect of a covenant or provision contained in the applicable Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

  The Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture; provided, however, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if a Responsible Officer of the Trustee considers such withholding to be in the interest of such Holders (Section 601).

  The Indentures provide that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indentures or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities on or after the respective due dates thereof (Section 508).

  Subject to provisions in the Indentures relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indentures at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indentures, unless such Holders have offered to the Trustee reasonable security or indemnity (Section
602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indentures, which may involve the Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

  Within 135 days after the end of each fiscal year, Security Capital must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indentures and, if so, specifying each such default and the nature and status thereof (Section 1009).

MODIFICATION OF THE INDENTURES

  Modifications of and amendments to the Indentures may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(i) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any, on), or any installment of principal of or interest or Additional Amounts, if any, on, any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable upon redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, which would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (iii) change the Place of Payment, or the currency, for payment of the principal of (or premium or Make-Whole Amount, if any, on) or interest or Additional Amounts, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

  The Holders of at least a majority in principal amount of each series of Outstanding Debt Securities have the right to waive compliance by Security Capital with certain covenants in the Indentures (Section 1011).

  Modifications of and amendments to the Indentures may be made by Security Capital and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to Security Capital as obligor under the applicable Indenture; (ii) to add to the covenants of Security Capital for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred on Security Capital in the applicable Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action may not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the applicable Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision;
(vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Trustee; (ix) to cure any ambiguity in the applicable Indenture, correct or supplement any provision in the applicable Indenture which may be defective or inconsistent or make any other changes with respect to matters or questions arising under the Indenture, provided that such action may not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the applicable Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the applicable Indenture under the Trust Indenture Act; or (xi) to supplement any of the provisions of the applicable Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action may not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

  The Indentures provide that, in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have concurred in any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security which is deemed Outstanding is the amount of the principal thereof which would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of a Debt Security denominated in a Foreign Currency which is deemed Outstanding is the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in clause (i) above); (iii) the principal amount of an Indexed Security which is deemed Outstanding is the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the applicable Indenture; and (iv) Debt Securities owned by Security Capital or any other obligor on the Debt Securities or any Affiliate of Security Capital or of such other obligor are disregarded (Section 101).

  The Indentures contain provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Trustee, and also, upon request, by Security Capital or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502). Except for any consent which must be given by the Holder of each Debt Security affected by certain modifications of and amendments to the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting duly called or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of such series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

  Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there will be no minimum quorum requirement for such meeting; and (ii) the principal amount of the Outstanding Debt Securities of such series which vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the applicable Indenture (Section 1504).

  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the applicable Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the applicable Indenture, such action will become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of the applicable Indenture and (subject to Article Six of the Indentures) conclusive in favor of the Trustee and Security Capital, if made in the manner specified above (Section 1507).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  Security Capital may discharge certain obligations to Holders of any series of Debt Securities which have not already been delivered to the Trustee for cancellation by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts, if any, payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Sections 1401, 1402, 1403 and 1404).

  The Indentures provide that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indentures, Security Capital may elect either (i) to defease and discharge itself from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (ii) to release itself from its obligations with respect to such Debt Securities under Sections 1004 to 1009, inclusive, of the applicable Indenture (being the restrictions described under "--Certain Covenants") and, if provided pursuant to Section 301 of the applicable Indenture, their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by Security Capital with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

  Such a trust may only be established if, among other things, Security Capital has delivered to the Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. Federal income tax law occurring after the date of the applicable Indenture (Section 1404).

  Unless otherwise provided in the applicable Prospectus Supplement, if after Security Capital has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate (Section 1405). "Conversion Event" means the cessation of use of (i) a currency (other than the ECU or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established (Section 101).

  If Security Capital effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (iv) under "--Events of Default, Notice and Waiver" with respect to Sections 1004 through 1009, inclusive, of the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, plus Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, Security Capital would remain liable to make payment of such amounts due at the time of acceleration.

  The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

REGISTRATION AND TRANSFER

  Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but Security Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). Security Capital may at any time designate one or more offices or agencies where Debt Securities of any series may be presented or surrendered for payment or surrendered for registration of transfer or exchange. If Security Capital has designated such an office or agency, Security Capital may at any time rescind the designation or approve a change in the location of such office or agency, except that Security Capital will be required to maintain such an office or agency in each Place of Payment for such Debt Securities (Section 1002).

  Neither Security Capital nor the Trustee will be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of the business 15 days before any selection of Debt Securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305).

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

  The Senior Debt Securities will constitute part of the Senior Indebtedness (as defined below) of Security Capital and will rank pari passu with all outstanding senior debt. Except as set forth in the Prospectus Supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of the Senior Indebtedness (as defined below), including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed. The term "Senior Indebtedness" means (1) the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed, (2) purchase money and similar obligations, (3) obligations under capital leases, (4) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which Security Capital is responsible for the payment of, such indebtedness of others, (5) renewals, extensions and refunding of any such indebtedness, (6) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which Security Capital incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

  Under any distribution of assets of Security Capital in connection with any dissolution, winding up, liquidation or reorganization of Security Capital, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of Security Capital or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of Security Capital in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

  This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

PAYMENT

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

  All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof.

BOOK-ENTRY SECURITIES

  Unless otherwise provided in the applicable Prospectus Supplement, the Debt Securities of each series will be represented by one or more certificates (the "Global Securities"). The Global Security representing Debt Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), or another successor depository appointed by Security Capital (DTC or such other depository being the "Depository") and registered in the name of the Depository or its nominee. Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities will not be issued in definitive form. If the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities which its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies which clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Upon issuance by Security Capital of Debt Securities represented by a Global Security, purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") will in turn be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities will be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except if use of the book-entry system for the Debt Securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, pledge or transfer beneficial interests in a Global Security.

  So long as the Depository for a Global Security, or its nominee, is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indentures. Except as provided below, owners of beneficial interests in Debt Securities represented by a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indentures.

  To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to Debt Securities. Under its usual procedures, DTC will mail an omnibus proxy to Security Capital as soon as possible after the record date. The omnibus proxy will assign Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the omnibus proxy).

  Payments of principal of (and premium and Make-Whole Amount, if any, on) and interest and Additional Amounts, if any, on the Debt Securities represented by a Global Security registered in the name of DTC or its nominee will be made by Security Capital through the Trustee under the Indentures or a paying agent (the "Paying Agent"), which may also be the Trustee under the Indentures, to DTC or its nominee, as the case may be, as the registered owner of such Global Security. None of Security Capital, the Trustee, the Paying Agent or the Security Registrar for such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Security Capital has been advised that DTC, upon receipt of any payment of principal, premium, Make-Whole Amount or interest in respect of a Global Security, will credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or Security Capital, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium and interest to DTC is the responsibility of the Paying Agent or Security Capital, as the case may be, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  If the Depository with respect to a Global Security is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed by Security Capital within 90 days, Security Capital will issue certificated notes in exchange for the Debt Securities represented by such Global Security.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources which Security Capital believes to be reliable, but Security Capital takes no responsibility for the accuracy thereof.

NO PERSONAL LIABILITY OF SHAREHOLDERS, OFFICER OR DIRECTORS

  The Indentures provide that no recourse may be had against any past, present or future stockholder, officer or director of Security Capital, or any successor entity under or upon any obligation, covenant or agreement contained in the Indentures or in any Offered Security, or because of any indebtedness evidenced thereby (Section 111).

TRUSTEE

  The Indentures provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indentures may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series (Section 608). If two or more Persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee will be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture (Sections 101 and 609).

CERTAIN DEFINITIONS

  "Capital Stock" means (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership, partnership interests (whether general or limited); and (iv) any other interest or participation which confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Government Obligations" means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

  "Hedging Obligations" means, with respect to any Person, the greater of (a) the net obligations of that Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency values or (b) zero.

  "Payment Default" means any failure to pay any scheduled installment of principal of, premium, if any, or interest on any indebtedness within the grace period provided for that payment in the documentation governing that indebtedness.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total equity capital and more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is that Person or a Subsidiary of that Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

                        DESCRIPTION OF PREFERRED SHARES

GENERAL

  The Board is authorized, without the approval of the holders of Common Shares, to cause Preferred Shares to be issued in one or more series, to determine the number of Preferred Shares of each series and to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of each series, which may be senior to the rights of Common Shares. On May 15, 1998, Security Capital had 257,642 Series B Preferred Shares outstanding, all of which were held of record by one shareholder.

  The following description sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The following description of the general terms of the Preferred Shares does not purport to be complete and is subject to and qualified in its entirety by reference to Security Capital's Charter and Bylaws. Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for the specific terms of such Preferred Shares, including:

  (1) The designation of such Preferred Shares;

  (2) The number of shares offered, the liquidation preference per share and the initial public offering price per share;

  (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

  (4) The date from which dividends on such Preferred Shares will cumulate, if applicable;

  (5) The procedures for the auction and remarketing, if any, for such Preferred Shares;

  (6) The provisions for a sinking fund, if any, for such Preferred Shares;

  (7) The terms and conditions of redemption, if applicable, of such Preferred Shares;

  (8) Any listing of such Preferred Shares on any securities exchange;

  (9) The terms and conditions on which such Preferred Shares will be convertible into Common Shares, if applicable, including the conversion price (or manner of calculation thereof);

  (10) Whether interests in such Preferred Shares will be represented by global securities;

  (11) A discussion of Federal income tax considerations applicable to such Preferred Shares;

  (12) The relative ranking and preferences of such Preferred Shares as to dividends and in the distribution of assets;

  (13) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such Preferred Shares as to dividends and in the distribution of assets;

  (14) Any limitations on direct or beneficial ownership and restrictions on transfer of such Preferred Shares, in each case in accordance with the terms of the Charter; and

  (15) Any other specific preferences, rights, voting powers, restrictions, limitations as to dividends or qualifications of such Preferred Shares.

RANKING

  Unless otherwise specified in the applicable Prospectus Supplement, each series of Preferred Shares will, as to dividends and in the distribution of assets, rank (i) senior to all classes or series of Common Shares and to all other equity securities ranking junior to such series of Preferred Shares;
(ii) on a parity with all equity securities issued by Security Capital the terms of which specifically provide that such equity securities rank on a parity with such series of Preferred Shares; and (iii) junior to all equity securities issued by Security Capital the terms of which specifically provide that such equity securities rank senior to such series of Preferred Shares. The term "equity securities" does not include convertible debt securities. The rights of the holders of each series of Preferred Shares will be subordinate to those of Security Capital's general creditors.

DIVIDENDS

  The holders of each series of Preferred Shares will be entitled to receive, when, as and if declared by the Board, out of funds legally available for that purpose, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. Dividends will be payable to holders of record as they appear in the stock records of Security Capital on such record dates as are fixed by the Board.

  Dividends on any series of Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will begin to accrue and will be fully cumulative from the date set forth in the applicable Prospectus Supplement. If the Board fails to declare a dividend payable on a dividend payment date on any series of Preferred Shares for which dividends are non-cumulative, then the holders of such Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Security Capital will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Shares are declared payable on any future dividend payment date. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on any series of Preferred Shares which may be in arrears.

  So long as any Preferred Shares of a series are outstanding, no full dividends may be declared or paid or set apart for payment on any shares of any other stock of Security Capital ranking on a parity with such series of Preferred Shares as to dividends ("Dividend Parity Shares") for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares. When dividends are not paid in full, or a sum sufficient for the payment thereof is not set apart for payment, on any series of Preferred Shares and any Dividend Parity Shares, all dividends declared on such series of Preferred Shares and such Dividend Parity Shares will be declared ratably in proportion to the amount of dividends accrued and unpaid on such series of Preferred Shares (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend) and on such Dividend Parity Shares.

  So long as any Preferred Shares of a series are outstanding, except as provided in the immediately preceding paragraph, no dividends (other than in Common Shares or other shares of stock of Security Capital ranking junior to such series of Preferred Shares as to dividends and in the distribution of assets ("Fully Junior Shares")) may be declared or paid or set apart for payment or other distribution may be declared or made on the Common Shares or any other shares of stock of Security Capital ranking junior to such series of Preferred Shares as to dividends or in the distribution of assets ("Junior Shares"), nor may any Junior Shares be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by Security Capital (except by conversion into or exchange for Fully Junior Shares) unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares.

  Any dividend payment made on a series of Preferred Shares will first be credited against the earliest accrued but unpaid dividend due with respect to such series of Preferred Shares which remains payable.

REDEMPTION

  If so provided in the applicable Prospectus Supplement, a series of Preferred Shares will be subject to mandatory redemption or redemption at the option of Security Capital, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

  The Prospectus Supplement relating to a series of Preferred Shares which is subject to mandatory redemption will specify the number of Preferred Shares of such series which will be redeemed by Security Capital in each year commencing after a specified date, and the redemption price per share which will include all dividends thereon accrued and unpaid, if any, to the date fixed for redemption, without interest (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend). The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for any series of Preferred Shares is payable solely out of the sale proceeds of stock of Security Capital, the terms of such series of Preferred Shares may provide that, if no such stock has been issued or to the extent the sale proceeds from such stock are insufficient to pay in full the aggregate redemption price then due, Preferred Shares of such series will automatically and mandatorily be converted into shares of the applicable stock of Security Capital pursuant to conversion provisions specified in the applicable Prospectus Supplement. If fewer than all the outstanding Preferred Shares of any series are to be redeemed, the shares to be redeemed will be selected by Security Capital by lot or pro rata or by any other method determined by Security Capital.

  Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for all past dividend periods and the then current dividend period with respect to such series of Preferred Shares and any shares of any other stock of Security Capital ranking on a parity with such series of Preferred Shares as to distributions and in the distribution of assets ("Parity Shares") or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set apart for such payments for the then current dividend period with respect to such series of Preferred Shares and any Parity Shares, the Preferred Shares of such series may not be redeemed and Security Capital may not purchase or otherwise acquire any Preferred Shares of such series, except pursuant to a purchase or exchange offer made on the same terms to all holders of outstanding Preferred Shares of such series or by conversion into or exchange for Fully Junior Shares.

  Notice of the redemption of any Preferred Shares of any series will be mailed not less than 30 days nor more than 90 days prior to the redemption date to each holder of record of such series of Preferred Shares at the address of such holder as shown on Security Capital's stock records. Each notice will state: (i) the redemption date; (ii) the number of Preferred Shares of such series to be redeemed; (iii) the redemption price; (iv) the place or places at which certificates representing such Preferred Shares are to be surrendered; (v) that dividends on such Preferred Shares will cease to accrue on such redemption date; and (vi) the date on which the holder's conversion rights, if any, as to such Preferred Shares will terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder will also specify the number of Preferred Shares of such series to be redeemed from such holder. If notice of redemption of any Preferred Shares has been mailed and if Security Capital has deposited the funds necessary for such redemption in trust, for the benefit of the holders of the Preferred Shares so called for redemption, then from and after the redemption date, dividends will cease to accrue on such Preferred Shares, such Preferred Shares will no longer be deemed outstanding and all rights of the holders of such Preferred Shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

  Upon any liquidation, dissolution or winding up of Security Capital, whether voluntary or involuntary, before any payment or distribution is made to or set apart for the holders of any Common Shares or any shares of any other stock of Security Capital ranking junior to such series of Preferred Shares in the distribution of assets ("Liquidation Junior Shares"), the holders of each series of Preferred Shares will be entitled to receive out of assets of Security Capital legally available for that purpose, liquidating distributions in the amount of the liquidation preference per share (as specified in the applicable Prospectus Supplement), plus an amount equal to all dividends (whether or not earned or declared) thereon accrued and unpaid, if any (which will not include any cumulation in respect of unpaid dividends for past dividend periods if such series of Preferred Shares does not have a cumulative dividend); but the holders of such series of Preferred Shares will not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of Security Capital, the assets of Security Capital are insufficient to pay in full such preferential amount with respect to such series of Preferred Shares and the corresponding amounts with respect to all other stock of Security Capital ranking on a parity with such series of

Preferred Shares in the distribution of assets ("Liquidation Parity Shares"), then such assets will be distributed among the holders of such series of Preferred Shares and such Liquidation Parity Shares in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

  Subject to the rights of the holders of any class or series of stock of Security Capital ranking on a parity with or senior to such series of Preferred Shares in the distribution of assets, upon any liquidation, dissolution or winding up of Security Capital, whether voluntary or involuntary, after payment has been made in full to all holders of a series of Preferred Shares, the remaining assets of Security Capital will be distributed among the holders of any Liquidation Junior Shares, according to their respective rights and preferences and in each case according to their respective number of shares.

  For the above purposes, a consolidation or merger of Security Capital with or into any other entity, a sale, transfer, lease or conveyance of all or substantially all of Security Capital's assets, property or business or a statutory share exchange will not be deemed to be a liquidation, dissolution or winding up of Security Capital.

VOTING RIGHTS

  Holders of each series of Preferred Shares will not have any voting rights, except as set forth below or in the applicable Prospectus Supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable Prospectus Supplement, will apply to each series of Preferred Shares.

  If and whenever six quarterly dividends (whether or not consecutive) payable on any series of Preferred Shares or any Parity Shares are in arrears, whether or not earned or declared, the number of directors then constituting the Board will be increased by two, and the holders of such series of Preferred Shares, together with the holders of any such Parity Shares, voting as a single class, will have the right to elect two additional directors to serve on the Board at the next annual meeting of shareholders or a special meeting of the holders of such series of Preferred Shares and such Parity Shares and at each subsequent annual meeting of shareholders until all such dividends in arrears have been paid and a sum sufficient for the payment thereof has been set apart for payment of the distribution for the current distribution period with respect to such series of Preferred Shares and such Parity Shares. The term of office of all directors so elected will terminate with the termination of such voting rights. For so long as Security Capital and certain of its affiliates beneficially own in excess of 10% of the outstanding Common Shares, in any such vote by holders of such series of Preferred Shares and such Parity Shares, any Preferred Shares of such series and Parity Shares beneficially owned by Security Capital and such affiliates will be voted in the same percentages as Preferred Shares of such series and Parity Shares which are not beneficially owned by Security Capital and such affiliates.

  The approval of two-thirds of the outstanding Preferred Shares of any series and all series of Parity Shares similarly affected, voting as a single class, will be necessary in order to (i) amend Security Capital's Charter to materially and adversely affect the voting powers, rights or preferences of the holders of such series of Preferred Shares, (ii) enter into a share exchange which affects such series of Preferred Shares, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into Security Capital, unless in each such case, each Preferred Share of such series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption identical to those of a Preferred Share of such series (except for changes which do not materially and adversely affect the holders of such series of Preferred Shares) or (iii) authorize, reclassify, create or increase the authorized amount of any class of stock ranking senior to such series of Preferred Shares in the payment of dividends or in the distribution of assets. However, Security Capital may create additional classes and series of Parity Shares, Junior Shares and Fully Junior Shares, increase the authorized number of shares of such stock and issue additional series of such stock without the consent of any holder of such series of Preferred Shares.

  Except as provided above and as required by law, the holders of each series of Preferred Shares will not be entitled to vote on any merger or consolidation involving Security Capital or a sale of all or substantially all of the assets of Security Capital.

CONVERSION RIGHTS

  The terms and conditions, if any, on which any series of Preferred Shares is convertible into Common Shares will be set forth in the applicable Prospectus Supplement. Such terms will include the number of shares of Common Shares into which each share of such series of Preferred Shares is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Preferred Shares or Security Capital, the events requiring an adjustment of the conversion price and provisions affecting conversion upon the redemption of such series of Preferred Shares.

                         DESCRIPTION OF COMMON SHARES

  The following description sets forth certain general terms and provisions of the Common Shares to which any Prospects Supplement may relate, including a Prospectus Supplement which provides for Common Shares issuable pursuant to subscription offerings or rights offerings, upon conversion or exchange of Preferred Shares or Debt Securities or upon the exercise of Common Shares Warrants. The following description of the terms of the Common Shares does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to Security Capital's Charter and Bylaws.

  The authorized stock of Security Capital consists of 250,000,000 shares, consisting of 20,000,000 Class A Shares, 229,742,358 Class B Shares and 257,642 shares of Series B Preferred Stock. The Board may, by articles supplementary, classify or reclassify any unissued shares of stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of such stock. No holder of any class of stock of Security Capital will have any preemptive right to subscribe for any securities of Security Capital except as may be granted by the Board pursuant to an agreement between Security Capital and a shareholder. Under Maryland law, shareholders are generally not liable for Security Capital's debts or obligations. For a description of certain provisions that could have the effect of delaying, deferring or preventing a change in control, see "Certain Provisions of Maryland Law and of Security Capital's Charter and Bylaws."

  The holders of outstanding Class A Shares are entitled to one vote, and the holders of outstanding Class B Shares are entitled to one two-hundredth ( 1/200th) of a vote, for each share held of record on all matters submitted to a vote of shareholders. Unless otherwise required by Maryland law, the Class A Shares and the Class B Shares will vote as a single class with respect to all matters submitted to a vote of shareholders of Security Capital, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors, which means that the holders of a majority of the outstanding Class A Shares can elect all of the directors then standing for election.

  Each Class A Share may be converted into 50 Class B Shares at the holder's option at any time. Class B Shares are not convertible into Class A Shares or any other security.

  Holders of Class A Shares are entitled to receive ratably such dividends as may be authorized by the Board out of funds legally available therefor. Holders of Class B Shares are entitled to dividends equal to one-fiftieth ( 1/50th) of the amount per share declared by the Board for each Class A Share. Dividends with respect to the Class B Shares will be paid in the same form and at the same time as dividends with respect to the Class A Shares, except that, in the event of a stock split or stock dividend, holders of Class A Shares will receive Class A Shares and holders of Class B Shares will receive Class B Shares, unless otherwise specifically designated by resolution of the Board. Security Capital has no present intention to pay a dividend on Class B Shares or Class A Shares (which would necessitate a one-fiftieth ( 1/50th) equivalent dividend on Class B Shares) in the future.

  In the event of the liquidation, dissolution or winding-up of Security Capital, holders of Class A Shares and Class B Shares are entitled to share ratably in all assets remaining after the payment of liabilities, with holders of Class B Shares entitled to receive per share one-fiftieth ( 1/50th) of any amount per share received by holders of Class A Shares. Neither holders of Class A Shares or Class B Shares shall have preemptive rights to subscribe for additional shares of either class. All outstanding Class A Shares are, and all Class B Shares to be outstanding upon completion of the Offering will be, fully paid and non-assessable.

  The transfer agent and registrar for the Class A Shares and Class B Shares is BankBoston, N.A., 150 Royall Street, Canton, Massachusetts 02021.

PURCHASE RIGHTS

  On April 21, 1997, the Board declared a dividend of one Purchase Right for each Share outstanding at the close of business on April 21, 1997 (the "Rights Record Date") to the holders of Class A Shares and Class B Shares of record as of the Rights Record Date. The dividend was paid on the Rights Record Date. The holders of any additional Class A Shares or Class B Shares issued after the Rights Record Date and before the redemption or expiration of the Purchase Rights will also be entitled to one Purchase Right for each such additional Share. Each Purchase Right entitles the registered holder, under certain circumstances, to purchase from Security Capital, in the event the underlying share is a Class A Share, one one-hundredth of a Participating Preferred Share of Security Capital at a price of $6,000 per one one-hundredth of a Participating Preferred Share (the "Purchase Price"), subject to adjustment. In the event the underlying share is a Class B Share, the Purchase Right entitles the registered holder under certain circumstances to purchase from Security Capital one five-thousandth of a Participating Preferred Share of Security Capital at a price of $120 per one five-thousandth of a Participating Preferred Share. The description and terms of the Purchase Rights are set forth in the Rights Agreement dated as of April 21, 1997 between Security Capital and The First National Bank of Boston, as rights agent (the "Rights Agreement").

  The Purchase Rights will be exercisable and will be evidenced by separate certificates only after the earlier to occur of: (1) 10 days following a public announcement that a person or group of affiliated or associated persons, other than Security Capital U. S. Realty ("SC-USREALTY") and certain affiliates of Security Capital, has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital (thereby becoming an "Acquiring Person") or (2) 15 business days (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of persons of 25% or more of the voting power of the voting equity securities of Security Capital (the first to occur of such dates being called the "Rights Distribution Date"). With respect to any of the Class A Share or Class B Share certificates outstanding as of the Rights Record Date, until the Rights Distribution Date the Purchase Rights will be evidenced by such certificate. Until the Rights Distribution Date (or earlier redemption or expiration of the Purchase Rights), new certificates issued after the Rights Record Date upon transfer or new issuance of Class A Shares or Class B Shares will contain a notation incorporating the Rights Agreement by reference. Notwithstanding the foregoing, if the Board in good faith determines that a person who would otherwise be an Acquiring Person under the Rights Agreement has become such inadvertently, and such person divests as promptly as practicable a sufficient number of Class A Shares or Class B Shares so that such person would no longer be an Acquiring Person, then such person shall not be deemed to be an Acquiring Person for purposes of the Rights Agreement.

  The Purchase Rights will expire on April 21, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by Security Capital, in each case as described below.

  The Purchase Price payable, and the number of Participating Preferred Shares or other securities or property issuable, upon exercise of the Purchase Rights are subject to adjustment under certain circumstances from time to time to prevent dilution. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

  Participating Preferred Shares purchasable upon exercise of the Purchase Rights will not be redeemable. Each Participating Preferred Share will be entitled to a minimum preferential quarterly distribution payment of $1 per share but will be entitled to an aggregate distribution of 100 times the distribution declared per Class A Share, or if no Class A Shares are outstanding, 2 times the distribution declared per Class B Share. Each Participating Preferred Share will have 100 votes, voting together with the Class A Shares and Class B Shares. In the event of liquidation, the holders of the Participating Preferred Shares will be entitled to a minimum preferential liquidation payment of $1 per share but will be entitled to an aggregate payment of 100 times the payment made per Class A Share, or if no Class A Shares are outstanding, 2 times the payment made per Class B Share. In the event of any merger, consolidation or other transaction in which Class A Shares or Class B Shares are exchanged, each Participating Preferred Share will be entitled to receive 100 times the amount received per Class A Share or Class B Share, as the case may be. In the event of issuance of Participating Preferred Shares upon exercise of the Purchase Rights, in order to facilitate trading, a depositary receipt may be issued for each one one-hundredth or one five-thousandth of a Participating Preferred Share. The Purchase Rights will be protected by customary antidilution provisions.

  In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Purchase Right, other than Purchase Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise a number of Class A Shares or Class B Shares, as the case may be, having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price. In lieu of the issuance of Class A Shares or Class B Shares, as the case may be, upon exercise of Purchase Rights, the Board may under certain circumstances, and if there is an insufficient number of Class A Shares or Class B Shares, as the case may be, authorized but unissued or held as treasury Class A Shares or Class B Shares to permit the exercise in full of the Purchase Rights, the Board is required to, take such action as may be necessary to cause Security Capital to issue or pay upon the exercise of Purchase Rights, cash (including by way of a reduction of purchase price), property, other securities or any combination of the foregoing having an aggregate value equal to that of the Class A Shares or Class B Shares, as the case may be, which otherwise would have been issuable upon the exercise of Purchase Rights.

  In the event that, after any person or group becomes an Acquiring Person, Security Capital is acquired in a merger or other business combination transaction of 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Purchase Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, a number of shares of common stock of the acquiring company having a market value (determined in accordance with the Rights Agreement) of twice the Purchase Price.

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by that person or group of 50% or more of the outstanding Class A Shares or Class B Shares, the Board may exchange the Purchase Rights (other than Purchase Rights owned by that person or group which will have become void), in whole or in part, at an exchange ratio of one Class A Share or Class B Share, as the case may be (or one one-hundredth or one five-thousandth of a Participating Preferred Share as the case may be), per Purchase Right (subject to adjustment).

  As soon as practicable after a Rights Distribution Date, Security Capital is obligated to use its best efforts to file a registration statement under the Securities Act relating to the securities issuable upon exercise of Purchase Rights and to cause such registration statement to become effective as soon as practicable.

  At any time prior to the time a person or group of persons becomes an Acquiring Person, the Board may redeem the Purchase Rights in whole, but not in part, at a price of $.01 per Purchase Right (the "Redemption Price") payable in cash, Class A Shares or Class B Shares or any other form of consideration deemed appropriate by the Board. The redemption of the Purchase Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon the effectiveness of any redemption of the Purchase Rights, the right to exercise the Purchase Rights will terminate and the only right of the holders of Purchase Rights will be to receive the Redemption Price.

  The terms of the Purchase Rights may be amended by the Board without the consent of the holders of the Purchase Rights, except that from and after the time any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Purchase Rights and in no event shall any such amendment change the 20% threshold at which a person acquiring beneficial ownership of Class A Shares or Class B Shares becomes an Acquiring Person.

  The Purchase Rights have certain anti-takeover effects. The Purchase Rights will cause substantial dilution to a person or group that attempts to acquire Security Capital on terms not approved by its Board, except pursuant to an offer conditioned on a substantial number of Purchase Rights being acquired. The Purchase Rights should not interfere with any merger or other business combination approved by the Board since the Purchase Rights may be redeemed by Security Capital at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the voting power of the voting equity securities of Security Capital. The form of Rights Agreement specifying the terms of the Purchase Rights has been incorporated by reference into the registration statement of which this Prospectus forms a part and is incorporated herein by reference. The foregoing description of the Purchase Rights does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Rights Agreement, including the definitions therein of certain terms.

RESTRICTION ON SIZE OF HOLDINGS OF CLASS A SHARES AND CLASS B SHARES

  The Charter contains certain restrictions on the number of Class A Shares and Class B Shares that individual shareholders may own. For the operating companies to qualify as REITs under the Code, no more than 50% of the value of their shares (after taking into account options to acquire shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year), or by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because certain of the operating companies are REITs, their respective charters and Security Capital's Charter contain restrictions on the acquisition of shares intended to ensure compliance with these requirements.

  Subject to certain exceptions specified in the Charter, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of the issued and outstanding shares of Security Capital's stock. The Board, upon receipt of a ruling from the IRS or an opinion of counsel or other evidence satisfactory to the Board and upon such other conditions as the Board may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of such exemption, the proposed transferee must give written notice to Security Capital of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning shares of Security Capital's stock in excess of the Ownership Limit. The Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the operating companies' status as REITs. Any transfer of Class A Shares or Class B Shares that would (i) create a direct or indirect ownership of shares of Security Capital's stock in excess of the Ownership Limit or (ii) result in a Security Capital investee being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void ab initio, and the intended transferee will acquire no rights to the shares of Security Capital's stock. The foregoing restrictions on transferability and ownership will not apply if the Board determines, which determination must be approved by the shareholders, that it is no longer in the best interests of Security Capital to attempt to, or to continue to, assist Security Capital's operating companies in qualifying as REITs. The Charter excludes SC-USREALTY (and its transferees) from the Ownership Limit.

  Any shares of Security Capital's stock, the purported transfer of which would result in a person owning Class A Shares or Class B Shares in excess of the Ownership Limit or cause any or all of the operating companies to become "closely held" under Section 856(h) of the Code, that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred pursuant to the Charter to a party not affiliated with Security Capital designated by Security Capital as the trustee of a trust for the exclusive benefit of an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the

Code and identified by the Board as the beneficiary or beneficiaries of the trust (the "Charitable Beneficiary"), until such time as the Excess Shares are transferred to a person whose ownership will not violate the restrictions on ownership. While these Excess Shares are held in trust, they will be entitled to share in any distributions which will be paid to the trust for the benefit of the Charitable Beneficiary and may only be voted by the trustee for the benefit of the Charitable Beneficiary. Subject to the Ownership Limit, the Excess Shares shall be transferred by the trustee at the direction of Security Capital to any person (if the Excess Shares would not be Excess Shares in the hands of such person). The purported transferee will receive the lesser of (i) the price paid by the purported transferee for the Excess Shares (or, if no consideration was paid, fair market value on the day of the event causing the Excess Shares to be held in trust) and (ii) the price received from the sale or other disposition of the Excess Shares held in trust. Any proceeds in excess of the amount payable to the purported transferee will be paid to the Charitable Beneficiary. In addition, such Excess Shares held in trust are subject to purchase by Security Capital for a 90-day period at a purchase price equal to the lesser of (i) the price paid for the Excess Shares by the purported transferee (or, if no consideration was paid, fair market value at the time of the event causing the Class A Shares or Class B Shares to be held in trust) and (ii) the fair market value of the Excess Shares on the date Security Capital elects to purchase. Fair market value, for these purposes, means the last reported sales price reported on the NYSE on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which the relevant class of shares of stock may be traded, or if not then traded over or through any exchange or quotation system, then the market price on the relevant date as determined in good faith by the Board.

  From and after the purported transfer to the purported transferee of the Excess Shares, the purported transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to the Excess Shares except the right to payment on the transfer of the Excess Shares as described above. Any distribution paid to a purported transferee on Excess Shares prior to the discovery by Security Capital that such Excess Shares have been transferred in violation of the provisions of the Charter shall be repaid, upon demand, to Security Capital, which shall pay any such amounts to the trust for the benefit of the Charitable Beneficiary. If the foregoing transfer restrictions are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the purported transferee of any Excess Shares may be deemed, at the option of Security Capital, to have acted as an agent on behalf of Security Capital in acquiring such Excess Shares and to hold such Excess Shares on behalf of Security Capital.

  All certificates representing Class A Shares and Class B Shares will bear a legend referring to the restrictions described above.

  Each shareholder shall upon demand be required to disclose to Security Capital in writing such information with respect to the direct, indirect and constructive ownership of Class A Shares and Class B Shares as the Board deems reasonably necessary to assist its operating companies in complying with the provisions of the Code applicable to REITs, to determine Security Capital's operating companies status as REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

  These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Class A Shares or Class B Shares might receive a premium for their Class A Shares or Class B Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                      DESCRIPTION OF SECURITIES WARRANTS

  Security Capital may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares or Common Shares. Securities Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Security Capital and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Security Capital in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission at or prior to the time of the issuance of such series of Securities Warrants.

  If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) the terms, if any, on which Security Capital may accelerate the date by which the Securities Warrants must be exercised; and (viii) any other material terms of such Securities Warrants.

  In the case of Securities Warrants for the purchase of Preferred Shares or Common Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Common Shares will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; and (vi) any other material terms of such Securities Warrants.

  Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Common Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Common Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Common Shares, or to exercise any applicable right to vote.

EXERCISE OF SECURITIES WARRANTS

  Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of Preferred Shares or Common Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by Security Capital), unexercised Securities Warrants will become void.

  Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, Security Capital will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Common Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

  The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

ADJUSTMENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant is subject to adjustment in certain events, including (i) payment of a dividend on the Common Shares payable in Common Shares and share splits, combinations or reclassification of the Common Shares; (ii) issuance to all holders of Common Shares of rights or warrants to subscribe for or purchase Common Shares at less than their current market price (as defined in the Warrant Agreement for such series of Common Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Common Shares) or of subscription rights and warrants (excluding those referred to above).

  No adjustment in the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Common Shares covered by, a Common Shares Warrant will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

  In the event of any (i) consolidation or merger of Security Capital with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Shares); (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of Security Capital; or (iii) reclassification, capital reorganization or change of the Common Shares (other than solely a change in par value or from par value to no par value), then any holder of a Common Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Common Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Common Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Common Shares Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Common Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common shares were Common Shares.

                             DESCRIPTION OF RIGHTS

  As described under "Plan of Distribution," Security Capital may sell the Offered Securities to investors directly through Rights. If Offered Securities are to be sold through Rights, such Rights will be distributed as a dividend to Security Capital's shareholders for which such shareholders will pay no separate consideration. The Prospectus Supplement with respect to the Rights offering will set forth the relevant terms of the Rights, including (i) the kind and number of Offered Securities which will be offered pursuant to the Rights, (ii) the period during which and the price at which the Rights will be exercisable, (iii) the number of Rights to be issued, (iv) any provisions for changes to or adjustments in the exercise price of the Rights and (v) any other material terms of the Rights. See "Plan of Distribution."

         CERTAIN PROVISIONS OF MARYLAND LAW AND OF SECURITY CAPITAL'S
                              CHARTER AND BYLAWS

  The following paragraphs summarize certain provisions of Maryland law and the Charter and Bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws.

CLASSIFICATION OF THE BOARD

  The Bylaws provide that the number of directors may be established by the Board but may not be fewer than three nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors will be filled by a majority vote of the entire Board. Pursuant to the terms of the Charter, the directors are divided into three classes. One class holds office for a term expiring at the annual meeting of shareholders to be held in 1999, another class holds office for a term expiring at the annual meeting of shareholders to be held in 2000 and another class holds office for a term expiring at the annual meeting of shareholders to be held in 2001. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. Security Capital believes that classification of the Board will help to assure the continuity and stability of Security Capital's business strategies and policies as determined by the Board.

  The classified director provision could have the effect of making the removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of Security Capital, even though such an attempt might be beneficial to Security Capital and its shareholders. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions.

DIRECTOR LIABILITY LIMITATION AND INDEMNIFICATION

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  The Bylaws provide that Security Capital will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of Security Capital or (b) any individual who, while a director of Security Capital and at the request of Security Capital, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. Security Capital has the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who has served a predecessor of Security Capital in any of the capacities described in (a) or (b) above and to any employee or agent of Security Capital or its predecessors.

  Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

  Additionally, Security Capital has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against that officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful,
(b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Security Capital pursuant to the foregoing provisions, Security Capital has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

BUSINESS COMBINATIONS

  Under Maryland law, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

  Security Capital's Charter exempts from these provisions of Maryland law any business combination with SC-USREALTY and its affiliates and successors. As a result, SC-USREALTY and its affiliates and successors may be able to enter into business combinations with Security Capital that may not be in the best interests of its stockholders without compliance by Security Capital with the supermajority vote requirements and other provisions of the statute.

CONTROL SHARE ACQUISITIONS

  Maryland law provides that "Control Shares" of a Maryland corporation acquired in a "Control Share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority of all voting power. Control Shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "Control Share acquisition" means the acquisition of Control Shares, subject to certain exceptions.

  A person who has made or proposes to make a Control Share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the Control Shares, as of the date of the last Control Share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the Control Share acquisition.

  The Control Share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

  Security Capital's Bylaws contain a provision exempting SC-USREALTY and its affiliates and successors from the provisions of the Control Share acquisition statute.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

  For nominations or other business to be properly brought before an annual meeting of shareholders by a stockholder, the Bylaws require such shareholder to deliver a notice to the Secretary, absent specified circumstances, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting setting forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, pursuant to Regulation 14A of the Exchange Act; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on Security Capital's books, and of such beneficial owner and (y) the number of Class A Shares or Class B Shares which are owned beneficially and of record by such shareholder and such beneficial owner, if any.

                             PLAN OF DISTRIBUTION

  The Offered Securities may be offered directly by Security Capital, through agents designated from time to time by Security Capital, to or through underwriters or dealers. Direct sales to investors may be accomplished through subscription offerings or through Rights distributed to Security Capital's shareholders. In connection with subscription offerings or the distribution of Rights to shareholders, if all of the underlying Offered Securities are not subscribed for, Security Capital may sell such unsubscribed Offered Securities to third parties directly or through underwriters or agents and, in addition, whether or not all of the underlying Offered Securities are subscribed for, Security Capital may concurrently offer additional Offered Securities to third parties directly or through underwriters or agents. Any such underwriter, dealer or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

  The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). Security Capital also may, from time to time, authorize underwriters acting as Security Capital's agents to offer and sell the Offered Securities on such terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Security Capital in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

  Any underwriting compensation paid by Security Capital to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Security Capital, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

  If so indicated in the applicable Prospectus Supplement, Security Capital will authorize dealers acting as Security Capital's agents to solicit offers by certain institutions to purchase Offered Securities from Security Capital at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts will be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be subject to the approval of Security Capital. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the U.S. to which such institution is subject and (ii) if the Offered Securities are being sold to underwriters, Security Capital must have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

  Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for Security Capital and its subsidiaries in the ordinary course of business.

                                    EXPERTS

  The consolidated financial statements and related schedules of Security Capital and ProLogis Trust (formerly known as Security Capital Industrial Trust) incorporated herein by reference, as included in Security Capital's annual report on Form 10-K, and the financial statements and related schedules of Homestead Village Incorporated as of December 31, 1997, consolidated into the financial statements of Security Capital, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

  The financial statements of Security Capital Pacific Trust as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, as included in Security Capital's annual report on Form 10-K, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

  The financial statements and related schedules of Security Capital Atlantic Incorporated as of December 31, 1996 and December 31, 1995 and for the three years then ended and the financial statements and related schedules of Homestead Village Incorporated as of December 31, 1996 and for the year then ended consolidated into the financial statements of Security Capital incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated herein by reference. Those financial statements have been consolidated in reliance on those reports given on the authority of that firm as experts in accounting and auditing.

  The financial statements of SC-USREALTY, incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Security Capital for the year ended December 31, 1997, have been audited by Price Waterhouse Sarl, independent accountants, as indicated in their reports thereon, also incorporated by reference. Such financial statements, to the extent they have been included in the consolidated financial statements of Security Capital, have been so included in reliance on their reports given on the authority of such firm as experts in auditing and accounting.

  With respect to the unaudited condensed interim financial statements of Security Capital for the quarters ended March 31 and June 30, 1998, incorporated herein by reference, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because their report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in respect of the validity of the issuance of the Offered Securities will be passed upon for Security Capital by Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has in the past represented and is currently representing Security Capital and certain of its affiliates.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

      SEC registration fee.......................................... $  295,000
      Printing and duplicating expenses.............................    125,000
      Legal fees and expenses.......................................    300,000
      Blue Sky fees and expenses....................................     25,000
      Accounting fees and expenses..................................    100,000
      Rating agency fees............................................    475,000
      Trustee and transfer agent fees...............................     50,000
      Miscellaneous expenses........................................     50,000
                                                                     ----------
          Total..................................................... $1,420,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article EIGHTH of the Registrant's Charter provides as follows with respect to the indemnification of directors and officers of the Registrant:

    "The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

  Article NINTH of the Registrant's Charter provides as follows with respect to limitation of liability of its directors and officers:

    "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article NINTH, nor the adoption or amendment of any other provision of the charter or Bylaws of the Corporation inconsistent with this Article NINTH, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

  Article XIII of the Registrant's Bylaws provides as follows with respect to indemnification of its directors and officers and advances for expenses:

    "To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation."

    "Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption."

  Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by Maryland law.

  Maryland law requires a corporation (unless its charter requires otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director of officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

  The Registrant has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of that officer or director, arising out of any lawsuit or claim against that officer or director due to the fact that he or she was or is serving as an officer or director, except for liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Securities Exchange Act of 1934 or (c) relating to judicially determined criminal violations.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  See the Exhibit Index, which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of Security Capital Group Incorporated, a Maryland corporation, and each of the undersigned directors and officers of Security Capital Group Incorporated, hereby constitutes and appoints William D. Sanders, C. Ronald Blankenship, Thomas G. Wattles, Jeffrey
A. Klopf and Mark W. Pearson its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and any registration statement to register additional securities pursuant to Rule 462 under the Securities Act of 1933, and to file each such document with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SANTA FE, STATE OF NEW MEXICO ON THE 30TH DAY OF SEPTEMBER, 1998.

                                          Security Capital Group Incorporated

                                                 /s/ William D. Sanders
                                          By: _________________________________
                                             ----------------------------------
                                                     William D. Sanders
                                          Name: _______________________________
                                                   Chairman, Director and
                                          Title: ______________________________
                                              _____Chief Executive Officer_____

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


     /s/ William D. Sanders          Chairman, Director and        September 30, 1998
____________________________________  Chief Executive Officer
         William D. Sanders           (Principal Executive
                                      Officer)

       /s/ Paul E. Szurek            Chief Financial Officer       September 30, 1998
____________________________________  (Principal Financial
           Paul E. Szurek             Officer)

       /s/ James C. Swaim            Vice President                September 30, 1998
____________________________________  (Principal Accounting
           James C. Swaim             Officer)

   /s/ C. Ronald Blankenship         Vice Chairman and Director    September 30, 1998
____________________________________
       C. Ronald Blankenship

      /s/ Samuel W. Bodman           Director                      September 30, 1998
____________________________________
          Samuel W. Bodman

      /s/ Hermann Buerger            Director                      September 30, 1998
____________________________________
          Hermann Buerger

    /s/ John P. Frazee, Jr.          Director                      September 30, 1998
____________________________________
        John P. Frazee, Jr.

  /s/ Cyrus F. Freidheim, Jr.        Director                      September 30, 1998
____________________________________
      Cyrus F. Freidheim, Jr.

     /s/ H. Laurance Fuller          Director                      September 30, 1998
____________________________________
         H. Laurance Fuller

        /s/ Ray L. Hunt              Director                      September 30, 1998
____________________________________
            Ray L. Hunt

    /s/ John T. Kelley, III          Director                      September 30, 1998
____________________________________
        John T. Kelley, III

     /s/ Peter S. Willmott           Director                      September 30, 1998
____________________________________
         Peter S. Willmott


                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                        DOCUMENT DESCRIPTION
  -------                       --------------------

  4.1      Form of Proposed Senior Indenture
  4.2      Form of Proposed Subordinated Indenture
  4.3 Security Capital Articles of Amendment and Restatement (incor-porated by reference to Exhibit 4.1 to Security Capital's Reg-istration Statement on Form S-11 (File No. 333-20637) (the "SC
           Form S-11"))
  4.4 Security Capital Amended and Restated Bylaws (incorporated by reference to Exhibit 4.2 to the SC Form S-11)
  4.5      Rights Agreement, dated as of April 21, 1997, between Security
           Capital and The First National Bank of Boston, as Rights
           Agent, including form of Rights Certificate (incorporated by reference to Exhibit 4.1 to Security Capital's Form 10-Q filed
           November 14, 1997 (File No. 1-13355) (the "SC Form 10-Q"))
  4.6 Form of stock certificate for shares of Class A Common Stock of Security Capital (incorporated by reference to Exhibit 4.4 to the SC Form S-11)
  4.7 Form of stock certificate for shares of Class B Common Stock of Security Capital (incorporated by reference to Exhibit 4.5 to the SC Form S-11)
  5.1      Opinion of Mayer, Brown & Platt, Chicago, Illinois
 15.1      Letter of Arthur Andersen LLP
 23.1 Consent of Mayer, Brown & Platt (included in the opinion filed as Exhibit 5.1)
 23.2      Consent of Arthur Andersen LLP
 23.3      Consent of KPMG Peat Marwick LLP
 23.4      Consent of Price Waterhouse Sarl
 23.5      Consent of Ernst & Young LLP
 23.6      Consent of Ernst & Young LLP
 24.1      Power of Attorney (included at page II-4)
 25.1      Form T-1 Statement of Eligibility of Qualification under the
           Trust Indenture Act of 1939 of State Street Bank and Trust
           Company